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Exhibit 10.16

$225,000,000 5.125% Senior Notes due 2007

$225,000,000 6% Senior Notes due 2012

Cintas Corporation No. 2
Issuer

Cintas Corporation
Parent Guarantor

Affirmed Medical, Inc.,
American First Aid Company,
Cintas Corporation No. 3,
Cintas Corp. No. 8, Inc.,
Cintas Corp. No. 15, Inc.,
Cintas—RUS, L.P.,
Cintas First Aid Holdings Corporation,
LLT, Inc.,
Respond Industries, Incorporated,
Xpect First Aid Corporation

Subsidiary Guarantors

PURCHASE AGREEMENT

Dated:  May 22, 2002

TABLE OF CONTENTS

			Page
SECTION 1.	Representations and Warranties		3
(a)	Representations and Warranties by the Issuer and the Guarantors Company		3
	(i)	No Similar Offerings or General Solicitation	3
	(ii)	Offering Memorandum	4
	(iii)	Incorporated Documents	4
	(iv)	Independent Accountants	4
	(v)	Independent Accountants	4
	(vi)	Parent Guarantor's Financial Statements	4
	(vii)	Consolidating Financial Information	5
	(viii)	No Material Adverse Change in Business	4
	(ix)	Good Standing of the Issuer	5
	(x)	Good Standing of the Guarantors	5
	(xi)	Good Standing of the Parent Guarantor's Subsidiaries	5
	(xii)	Capitalization	6
	(xiii)	Authorization of Agreement	6
	(xiv)	Authorization of Registration Rights Agreement	6
	(xv)	Authorization of the Indenture	6
	(xvi)	Authorization of the Notes	6
	(xvii)	Authorization of Guarantees	7
	(xviii)	Authorization of Exchange Notes	7
	(xix)	Authorization of Exchange Guarantees	7
	(xx)	Description of the Notes, the Exchange Notes, the Guarantees, the Exchange Guarantees, the Indenture and the Registration Rights Agreement	7
	(xxi)	Absence of Defaults and Conflicts	7
	(xxii)	Absence of Labor Dispute	8
	(xxiii)	Absence of Proceedings	8
	(xxiv)	Absence of Further Requirements	8
	(xxv)	Possession of Intellectual Property	8
	(xxvi)	Possession of Licenses and Permits	9
	(xxvii)	Title to Property	9
	(xxviii)	Taxes	9
	(xxix)	Investment Company Act	9
	(xxx)	Environmental Laws	9
	(xxxi)	Registration Rights	10
	(xxxii)	Rule 144A Eligibility	10
	(xxxiii)	Regulation S Criteria	10
	(xxxiv)	No Registration Required	10
	(xxxv)	Business Relationships	10
	(xxxvi)	Accuracy of Exhibits	11
	(xxxvii)	Reporting Issuer	11
	(xxxviii)	Stock Purchase Agreement	11
(b)	Officer's Certificates of the Issuer and the Guarantors		11
SECTION 2.	Sale and Delivery to Initial Purchasers; Closing		11
(a)	Securities		11
(b)	Payment		11
(c)	Qualified Institutional Buyer		11
(d)	Denominations; Registration		11
SECTION 3.	Covenants of the Issuer and the Guarantors		12
(a)	Offering Memorandum		12

(b)	Notice and Effect of Material Events		12
(c)	Amendment to Offering Memorandum and Supplements		12
(d)	Qualification of Securities for Offer and Sale		12
(e)	Rating of Securities		12
(f)	DTC, Euroclear and Clearstream Luxembourg		13
(g)	Use of Proceeds		13
(h)	Restriction on Sale of Securities		13
SECTION 4.	Payment of Expenses		13
(a)	Expenses		13
(b)	Termination of Agreement		13
SECTION 5.	Conditions of Initial Purchasers' Obligations		13
(a)	Opinion of Counsel for the Issuer and Guarantors		13
(b)	Opinion of Counsel for Initial Purchasers		14
(c)	Officers' Certificate of Issuer		14
(d)	Officers' Certificate of Guarantors		14
(e)	Accountant's Comfort Letters		14
(f)	Bring-down Comfort Letter		14
(g)	Maintenance of Rating		14
(h)	Registration Rights Agreement		15
(i)	Clearance and Settlement		15
(j)	Credit Agreements		15
(k)	Additional Documents		15
(l)	Termination of Agreement		15
SECTION 6.	Subsequent Offers and Resales of the Securities		15
(a)	Offer and Sale Procedures		15
	(i)	Offers and Sales in the United States or to U.S. Persons only to Qualified Institutional Buyers and outside the United States only to Non-U.S. Persons	15
	(ii)	United Kingdom Selling Restrictions	16
	(iii)	Sales Pursuant to Regulation S	16
	(iv)	Minimum Principal Amount	16
	(v)	No General Solicitation	17
	(vi)	Purchases by Non-Bank Fiduciaries	17
	(vii)	Subsequent Purchaser Notification	17
	(viii)	Restrictions on Transfer	17
	(ix)	Placement Completion Date	17
(b)	Covenants of the Issuer and the Guarantors		17
	(i)	Inquiries	17
	(ii)	Integration	18
	(iii)	Rule 144A Information	18
	(iv)	Restriction on Repurchases	18
SECTION 7.	Indemnification		18
(a)	Indemnification of Initial Purchasers		18
(b)	Indemnification of Issuer, Guarantors, Directors and Officers		19
(c)	Actions Against Parties; Notification		19
(d)	Settlement Without Consent if Failure to Reimburse		19
SECTION 8.	Contribution		20

ii

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery	21
SECTION 10.	Termination of Agreement	21
(a)	Termination; General	21
(b)	Liabilities	21
SECTION 11.	Default by One or More of the Initial Purchasers	21
SECTION 12.	Notices	22
SECTION 13.	Parties	22
SECTION 14.	GOVERNING LAW AND TIME	22
SECTION 15.	Effect of Headings	22

SCHEDULES

  1—Pricing Schedule
  2—Parent Guarantor's non-Guarantor Significant Subsidiaries

EXHIBITS

  A—Form of Registration Rights Agreement
  B—Form of Opinion of Keating, Muething & Klekamp, P.L.L.

iii

PURCHASE AGREEMENT

CINTAS CORPORATION NO. 2
(a Nevada corporation)

$225,000,000 5.125% Senior Notes due 2007

$225,000,000 6% Senior Notes due 2012

Unconditionally Guaranteed, jointly and severally as to Payment of Principal, Premium, if any, and Interest by

CINTAS CORPORATION
(a Washington corporation)

Parent Guarantor

and

Affirmed Medical, Inc.,
American First Aid Company,
Cintas Corporation No. 3,
Cintas Corp. No. 8, Inc.
Cintas Corp. No. 15, Inc.'
Cintas—RUS, L.P.,
Cintas First Aid Holdings Corporation,
LLT, Inc.,
Respond Industries, Incorporated,
Xpect First Aid Corporation

Subsidiary Guarantors

May 22, 2002

BANC ONE CAPITAL MARKETS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
WILLIAM BLAIR & COMPANY, L.L.C.
MCDONALD INVESTMENTS INC.
U.S. BANCORP PIPER JAFFRAY INC.
FIRST UNION SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED

c/o Banc One Capital Markets, Inc.
1 Bank One Plaza, Suite IL 1-0595
Chicago, Illinois 60670

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sears Tower Building
233 South Wacker Drive
Suite 5500
Chicago, IL 60606

Ladies and Gentlemen:

        Cintas Corporation No. 2, a Nevada corporation (the "Issuer") confirms its agreement with Banc One Capital Markets, Inc. ("Banc One"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc., William Blair & Company, L.L.C., McDonald Investments Inc., U.S. Bancorp Piper Jaffray Inc., First Union Securities, Inc., and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers"), with respect to the issue and sale by the Issuer and the purchase, severally and not jointly, by the Initial Purchasers of $225,000,000 aggregate principal amount of the Issuer's 5.125% Senior Notes due 2007 (the "5.125% Notes") and $225,000,000 aggregate principal amount of the Issuer's 6% Senior Notes Due 2012 (the "6% Notes" and together with the 5.125% Notes, the "Notes"). The Notes will be unconditionally guaranteed, jointly and severally, as to payment of principal, premium, if any, and interest (the "Guarantees" and together with the Notes, the "Securities") by Cintas Corporation, a Washington corporation (the "Parent Guarantor"), and the wholly-owned domestic subsidiaries of the Parent Guarantor, other than Cintas No.2, listed on the title page of this Agreement (collectively, the "Subsidiary Guarantors" and together with the Parent Guarantor, the "Guarantors"), and will be issued pursuant to an indenture, dated as of May 28, 2002 (the "Indenture," which term, as used herein, includes the Officers' Certificate (as defined in the Indenture)) establishing the form and terms of the Securities pursuant to Section 3.1 of the Indenture, among the Issuer, the Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of or prior to the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Issuer, the Trustee and DTC.

        The Issuer and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

        The Issuer and the Guarantors have prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum, dated May 21, 2002 (including documents incorporated by reference therein, the "Preliminary Offering Memorandum"), and have prepared and will deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of a final offering memorandum, dated May 22, 2002 (including documents incorporated by reference therein, the "Final Offering Memorandum"), each for use by the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including any exhibits thereto and any documents incorporated by reference therein, which has been prepared and delivered by the Issuer and the Guarantors to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

        All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

        The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement, dated as of May 28, 2002, among the Issuer, the Guarantors and the Initial Purchasers, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Issuer and the Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Commission registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Issuer and the Guarantors.    The Issuer and each of the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof and agree with each Initial Purchaser, as follows:

          (i)    No Similar Offerings or General Solicitation. None of the Issuer, the Guarantors or any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act, "Affiliates") or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation) has (A) within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as defined in Regulation S under the 1933 Act, "U.S. Persons") the Securities or any security of the same class or series as either series of the Securities so as to cause such security to be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act or (B) offered or will offer to sell the Securities (1) in the United States or to U.S. Persons, by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (2) with respect to any Securities sold in reliance on Rule 903 of Regulation S under the 1933 Act ("Regulation S"), by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S; and each of the Issuer, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (ii)  Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuer or the Guarantors in writing by Banc One and Merrill Lynch on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

          (iii)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements, as applicable, of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum at the time the Offering Memorandum was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv)  Independent Accountants of the Parent Guarantor. Ernst & Young LLP, who have certified the consolidated financial statements of the Parent Guarantor and its subsidiaries and supporting schedules included, or incorporated by reference, in the Offering Memorandum, are independent certified public accountants with respect to the Parent Guarantor and its subsidiaries within the meaning of Regulation S-X promulgated under the 1933 Act.

          (v)  Independent Accountants of Omni Services, Inc. Arthur Andersen LLP, who have certified the financial statements of Omni Services, Inc., a Virginia corporation ("Omni"), and its subsidiaries and supporting schedules included, or incorporated by reference, in the Offering Memorandum, are independent certified public accountants with respect to Omni and its subsidiaries within the meaning of Regulation S-X promulgated under the 1933 Act.

          (vi)  Parent Guarantor's Financial Statements. The historical consolidated financial statements of the Parent Guarantor and its subsidiaries and the financial statements of Omni, including the related notes and schedules thereto, included or incorporated by reference in the Offering Memorandum present fairly the financial position of the Parent Guarantor and its subsidiaries and Omni, respectively, at the dates indicated and the results of operations of the Parent Guarantor and its subsidiaries and Omni, for the periods specified. Except as otherwise stated in the Offering Memorandum, said historical consolidated financial statements of the Parent Guarantor and its subsidiaries and the financial statements of Omni have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein and have been prepared in accordance with GAAP; and the selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Offering Memorandum. The ratios of earnings to fixed charges of the Parent Guarantor included in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The pro forma financial statements and the related notes thereto, if any, included in the Offering Memorandum present fairly in all material respects the information shown therein, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and the circumstances referred to therein.

          (vii) Consolidating Financial Information. The consolidating financial information included or incorporated by reference in the Offering Memorandum (A) is based upon the books and records of the Subsidiary Guarantors, the Issuer and the other subsidiaries of the Parent Guarantor, (B) is a fair and accurate presentation in all material respects of the financial condition and operations of the respective entities, singly or on a combined basis, as the case may be, as set forth therein, and does not contain an untrue statement of a material fact or omit to state a material fact where omission would make the information therein misleading in any material respect, (C) has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and (D) conforms to and is in compliance with the requirements of Rule 3-10 of Regulation S-X.

          (viii)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer, the Guarantors or the Parent Guarantor and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into or acquisitions by the Issuer, the Guarantors or any of the Parent Guarantor's subsidiaries, other than those in the ordinary course of business or disclosed in the Offering Memorandum, which are material with respect to the Issuer, the Guarantors or the Parent Guarantor and its subsidiaries considered as one enterprise, and (C) there has been no dividend distributions of any kind declared, paid or made by the Issuer or any Guarantor on any class of their respective capital stock, except for regular annual dividends on the Parent Guarantor's common stock in amounts that are consistent with past practice and intercompany dividends in the ordinary course of business.

          (ix)  Good Standing of the Issuer. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Notes; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

          (x)  Good Standing of the Guarantors. Each wholly-owned subsidiary of the Parent Guarantor (other than the Issuer) that is not organized under the laws of a jurisdiction outside of the United States is a Subsidiary Guarantor and, in such capacity, has authorized, executed and delivered this Agreement and, at or prior to Closing Time, will have authorized, executed and delivered each of the Registration Rights Agreement and the Indenture. The Parent Guarantor and each Subsidiary Guarantor has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation with full corporate or equivalent power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees; and each Guarantor is duly qualified or registered as a foreign corporation or entity and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. All of the outstanding shares of capital stock or membership or partnership interests, as the case may be, of each Subsidiary Guarantor have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind.

          (xi)  Good Standing of the Parent Guarantor's Subsidiaries. The Parent Guarantor's subsidiaries (other than Subsidiary Guarantors) which are considered "Significant Subsidiaries" as defined in Regulation S-X, as promulgated under the 1933 Act, are listed on Schedule 2 attached hereto (collectively referred to herein as the "Subsidiaries"). Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with corporate or equivalent power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse

  Effect. All of the outstanding shares of capital stock (or other equity interests) of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind.

          (xii) Capitalization. The authorized, issued and outstanding capital stock of the Parent Guarantor is as set forth in the Offering Memorandum under the caption "Capitalization"; and all of the issued and outstanding shares of capital stock of the Parent Guarantor have been duly authorized and validly issued and are fully paid and non-assessable.

          (xiii)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantors.

          (xiv) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantors and, assuming the due authorization, execution and delivery thereof by or on behalf of the Initial Purchasers, will constitute a valid and binding agreement of each of the Issuer and the Guarantors, enforceable against each of the Issuer and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution thereunder may be limited by applicable law.

          (xv) Authorization of the Indenture. The Indenture has been duly authorized by each of the Issuer and the Guarantors and, at the Closing Time, will have been duly executed and delivered by each of the Issuer and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of each of the Issuer and the Guarantors, enforceable against each of the Issuer and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xvi) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xvii)  Authorization of Guarantees. The Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by the Guarantors; the Guarantees, when issued and delivered in the manner provided for in the Indenture, will constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the

  Guarantees will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof in the Offering Memorandum.

          (xviii)  Authorization of Exchange Notes. The Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when authenticated, issued and delivered in the manner provided for in the Indenture and issued and delivered in exchange for the Notes in the manner contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xix) Authorization of Exchange Guarantees. The Exchange Guarantees (as defined in the Registration Rights Agreement) have been duly authorized and, when authenticated, issued and delivered in the manner provided for in the Indenture and issued and delivered in the manner contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law, and will be in the form contemplated by, and entitled to the benefit of the Indenture).

          (xx) Description of the Notes, the Exchange Notes, the Guarantees, the Exchange Guarantees, the Indenture and the Registration Rights Agreement. The Notes, the Exchange Notes, the Guarantees, the Exchange Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum at the date hereof and at the Closing Time, and will be in substantially the respective forms previously delivered to the Initial Purchasers.

          (xxi) Absence of Defaults and Conflicts. None of the Issuer, the Guarantors or any of their respective subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Issuer, the Guarantors or any of their respective subsidiaries, as the case may be, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantors or any of their respective subsidiaries is subject, except for any such violation or default that would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the Indenture, the Securities and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Issuer and the Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise), and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or the Guarantors' subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer, the Guarantors or the Guarantors' subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantors or the Guarantors' subsidiaries is subject, except for any such violation or default that would not have a Material Adverse Effect, nor will such action result in any violation of the charter, by-laws or other organizational documents of the Issuer, the Guarantors or the Guarantors' subsidiaries or any applicable law, rule or regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer, the Guarantors, any subsidiary of the Guarantors or any of their respective properties, except for such creation or imposition of any lien, charge or encumbrance that would not have a Material Adverse Effect.

          (xxii)  Absence of Labor Dispute. No labor dispute with the employees of the Issuer, the Guarantors or any of the Guarantors' subsidiaries exists or, to the knowledge of the Issuer or the Guarantors, is imminent, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xxiii)  Absence of Proceedings. Other than as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer or any Guarantor, threatened, against or affecting the Issuer, any Guarantor or any of the Guarantors' subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties and assets of the Issuer, the Guarantors or the Parent Guarantor and its subsidiaries considered as one enterprise, or the consummation of the transactions contemplated by this Agreement or the Indenture or the performance by the Issuer or any Guarantor of their respective obligations hereunder and thereunder (as applicable); and the aggregate of all pending legal or governmental proceedings to which the Issuer, any Guarantor or any of the Guarantors' subsidiaries is a party or of which any of their respective properties or assets is the subject which are not disclosed in the Offering Memorandum, including ordinary routine litigation incidental to the business of the Issuer, any Guarantor or any of the Guarantors' subsidiaries, would not have a Material Adverse Effect.

          (xxiv)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under state securities laws or the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder or under the by-laws and rules of the National Association of Securities Dealers, Inc.) is necessary or required for the performance by the Issuer or any Guarantor of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Offering Memorandum, except as have already been obtained.

          (xxv)  Possession of Intellectual Property. Each of the Issuer, the Parent Guarantor and its other subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to result in a Material Adverse Effect, and none of the Issuer, the Parent Guarantor or any of its other subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer, the Parent Guarantor or any of its other subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Issuer and the Guarantors, is likely to result in a Material Adverse Effect.

          (xxvi)  Possession of Licenses and Permits. Each of the Issuer, the Parent Guarantor and its other subsidiaries possesses or have made application for such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses to be conducted by it, except where the failure to possess any such certificate, authority or permit, singly or in the aggregate, would not have a Material Adverse Effect; each of the Issuer, the Parent Guarantor and its other subsidiaries are in compliance with the terms and conditions of such certificates, authorities and permits, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of such certificates, authorities and permits are valid and in full force and effect, except when the invalidity of any such certificates, authorities or permits or the failure of such certificates, authorities or permits to be in full force and effect would not have a Material Adverse Effect; and none of the Issuer, the Parent Guarantor or any of its other subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxvii)  Title to Property. Each of the Issuer, the Parent Guarantor and its other subsidiaries has good and marketable title to all of their respective owned real and personal properties, in each case free and clear of all liens, encumbrances and defects, except as stated in the Offering Memorandum, or such as do not materially affect the value of such properties in the aggregate to the Issuer, the Guarantors or the Parent Guarantor and its other subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Issuer, the Guarantors or the Parent Guarantor and its other subsidiaries considered as one enterprise, and under which the Issuer, the Parent Guarantor or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect and none of the Issuer, the Parent Guarantor or any of its subsidiaries has any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, the Parent Guarantor or any of its other subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claims would not reasonably be expected to have a Material Adverse Effect.

          (xxviii)  Taxes. Each of the Issuer, the Guarantors and the Guarantors' subsidiaries has filed all material federal, state and local tax returns and other reports that have been required to be filed, which tax returns are complete and correct in all material respects, and have paid all taxes and fees indicated by said returns and reports and franchise reports and all assessments received by them or any of them to the extent that such taxes and/or fees have become due, except where being contested in good faith and for which the Issuer, the Guarantors or the affected subsidiary has established adequate reserves.

          (xxix)  Investment Company Act. Neither the Issuer nor any Guarantor is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxx)  Environmental Laws. Except as described in the Offering Memorandum and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Issuer, the Guarantors or any of the Guarantors' subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Issuer, the Guarantors and the Guarantors' subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in substantial compliance with their requirements, (C) there are no pending or, to the knowledge of the Issuer and the Parent Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuer, the Guarantors and the Guarantors' subsidiaries and (D) to the knowledge of the Issuer and the Parent Guarantor, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer, the Guarantors and the Guarantors' subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxxi)  Registration Rights. There are no persons or entities with registration rights or other similar rights to have securities registered pursuant to a registration statement or otherwise registered by the Issuer or the Guarantors under the 1933 Act that have not been duly and validly waived.

          (xxxii)  Rule 144A Eligibility. The Securities are not, and, at the Closing Time, will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system.

          (xxxiii)  Regulation S Criteria. The Parent Guarantor is a "reporting issuer" within the meaning of Regulation S.

          (xxxiv)  No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (xxxv)  Business Relationships. There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K involving any Guarantor and any other persons referred to in said Item 404 that would be required to be described in a registration statement on Form S-1 under the 1933 Act which have not been so described in the Offering Memorandum.

          (xxxvi)  Accuracy of Exhibits. All of the descriptions of contracts or other documents contained in the Offering Memorandum are accurate and complete descriptions in all material respects of such contracts or other documents.

          (xxxvii)  Reporting Issuer. The Parent Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (xxxviii)  Stock Purchase Agreement. The Stock Purchase Agreement, dated as of March 15, 2002, between the Parent Guarantor and Filuxel SA, has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.

        (b)    Officer's Certificates of the Issuer and the Guarantors.    Any certificate signed by any duly authorized officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with this Offering shall be deemed a representation and warranty by each of the Issuer and the Guarantor to the Initial Purchasers as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Initial Purchasers; Closing.

        (a)    Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers agrees to purchase, severally and not jointly, from the Issuer at the price set forth on Schedule 1, that portion of the aggregate principal amount of Securities offered by the Issuer set forth opposite the name of such Initial Purchaser on Schedule 1 plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Initial Purchasers as Banc One and Merrill Lynch, on behalf of the Initial Purchasers, shall make to eliminate any sales or purchases of fractional Securities.

        (b)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Sidley Austin Brown & Wood llp, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by Banc One and Merrill Lynch on behalf of the Initial Purchasers and the Issuer, at 10:00 A.M., Eastern time, on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Banc One and Merrill Lynch on behalf of the Initial Purchasers and the Issuer (such time and date of payment and delivery being herein called the "Closing Time").

        Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the Initial Purchasers for the account of the Initial Purchasers of the Securities to be purchased by them. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

        (c)    Qualified Institutional Buyer.    Each of the Initial Purchasers represents and warrants to, and agrees with, the Issuer that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer").

        (d)    Denominations; Registration.    Certificates for the Securities shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time.

        SECTION 3.    Covenants of the Issuer and the Guarantors.    The Issuer and the Guarantors, jointly and severally, covenant with the Initial Purchasers as follows:

        (a)    Offering Memorandum.    The Issuer and the Guarantors, as promptly as possible, shall furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchasers may reasonably request prior to the Placement Completion Date (as defined in subsection 6(a) hereof).

        (b)    Notice and Effect of Material Events.    The Issuer and the Guarantors will promptly notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Issuer or the Guarantors of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the Placement Completion Date, any material changes in or affecting the condition, financial or otherwise, or the earnings or business affairs or business prospects of the Issuer or the Guarantors or the Guarantors' subsidiaries which (i) make any statement in the Final Offering Memorandum materially false or misleading or (ii) are not disclosed in the Final Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Issuer, the Guarantors, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances then existing, the Issuer and the Guarantors will forthwith amend or supplement or cause to be amended or supplemented the Final Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (c)    Amendment to Offering Memorandum and Supplements.    The Issuer and the Guarantors will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not unreasonably be withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (d)    Qualification of Securities for Offer and Sale.    The Issuer and the Guarantor will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that neither the Issuer nor the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (e)    Rating of Securities.    The Issuer and the Guarantors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

        (f)    DTC, Euroclear and Clearstream Luxembourg.    The Issuer and the Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream Luxembourg").

        (g)    Use of Proceeds.    The Issuer will use the proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

        (h)    Restriction on Sale of Securities.    During a period of 30 days from the date of the Offering Memorandum, neither the Issuer nor the Guarantors will, without the prior written consent of the Initial Purchasers, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities issued or guaranteed by the Issuer, the Guarantors or any of the Guarantors' subsidiaries or securities of the Issuer, the Guarantors or any of the Guarantors' subsidiaries that are convertible into, or exchangeable for, the Securities or such other debt securities, other than commercial paper issued in the ordinary course of business.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Issuer and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum and of each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Issuer's and the Guarantors' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any legal investment survey in an amount not to exceed $7,500, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities in accordance with Section 3(e).

        (b)    Termination of Agreement.    If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Issuer and the Guarantors shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

        SECTION 5.    Conditions of Initial Purchasers' Obligations.    The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuer and the Guarantors contained in Section 1(a) hereof and in certificates of the Issuer or the Guarantors executed by any officer of the Issuer or the Guarantors or any officer of any of the Guarantors' subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a)    Opinion of Counsel for the Issuer and Guarantors.    At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of Keating, Muething & Klekamp, P.L.L., counsel for the Issuer and Guarantors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for the other Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effects as counsel to the Initial Purchaser may reasonably request. Counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent it deems proper, upon certificates of officers of the Issuer or the Guarantors and certificates of public officials.

        (b)    Opinion of Counsel for Initial Purchasers.    At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer, the Guarantors and the Guarantor's subsidiaries and certificates of public officials.

        (c)    Officers' Certificate of Issuer.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum, any Material Adverse Effect with respect to the Issuer, and the Initial Purchasers shall have received from the Issuer a certificate signed on behalf of the Issuer by the Chief Executive Officer, President or a Vice President and the chief financial or chief accounting officer of the Issuer dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Issuer in Section 1(a) hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

        (d)    Officers' Certificate of Guarantors.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect with respect to the Guarantors or the Guarantors' subsidiaries, and the Initial Purchasers shall have received from each Guarantor a certificate signed on behalf of such Guarantor by the Chief Executive Officer, President or a Vice President and the chief financial or chief accounting officer of the Guarantor dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Guarantor in Section 1(a) hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Guarantor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

        (e)    Accountant's Comfort Letters.    At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP one or more letters, dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Final Offering Memorandum or incorporated therein by reference. At or before the Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP (or its successor) a letter with respect to the Omni financial statements included in the Offering Memorandum and related matters, and such assurances as the Initial Purchasers may require with respect to the maintenance by Arthur Andersen LLP, through at least the date of the Omni acquisition, of the quality control system, standards and continuity of personnel contemplated by Securities and Exchange Commission Release No. 33-8070.

        (f)    Bring-down Comfort Letter.    At the Closing Time, the Initial Purchasers shall have received from Ernst & Young LLP, one or more letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in their letter or letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g)    Maintenance of Rating.    At the Closing Time, the Securities shall be rated at least Baa2 by Moody's and BBB by S&P, and the Issuer shall have delivered to the Initial Purchasers a letter, dated the Closing Time, from each such rating agency, or other evidence reasonably satisfactory to the Initial

Purchasers, confirming that the Securities have been assigned such ratings; and since the date of this Agreement, there shall not have occurred a downgrading or withdrawal in the rating assigned to the Securities or any of the Issuer's or the Guarantors' other securities by any nationally recognized statistical rating agency, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuer's or the Guarantors' other securities.

        (h)    Registration Rights Agreement.    At the Closing Time, the Registration Rights Agreement shall have been duly authorized, executed and delivered by the Issuer and the Guarantors.

        (i)    Clearance and Settlement.    At the Closing Time, the Notes shall be eligible for clearance and settlement through the facilities of DTC, and, if sales are made pursuant to Regulation S, Euroclear and Clearstream Luxembourg.

        (j)    Credit Agreements.    Prior to the Closing Time, each Subsidiary Guarantor shall have executed and delivered a guaranty to the lenders under each of (i) the Amended and Restated 364-Day Credit Agreement, dated as of April 30, 2002, among the Issuer, the Parent Guarantor and the lenders and the agent listed on the signature pages thereto and (ii) the Three-Year Credit Agreement, dated January 31, 2002, as amended, among the Issuer, the Parent Guarantor and the lenders and agents listed on the signature pages thereto (the "Credit Agreements"), guaranteeing the Issuer's obligations under the Credit Agreements in compliance with the terms thereof and either (x) each Subsidiary Guarantor shall have executed and delivered a guarantee (the "Bridge Facility Guarantee") under the Bridge Facility Credit Agreement (the "Bridge Facility"), dated as of May 8, 2002, among the Issuer, the Parent Guarantor and the lenders and agents listed on the signature pages thereto, guaranteeing the Issuer's obligations under the Bridge Facility in compliance with the terms thereof or (y) the lenders under the Bridge Facility shall have waived the requirement that each Subsidiary Guarantor execute and deliver the Bridge Facility Guarantee, and, in each case, the Initial Purchasers shall have been provided reasonably satisfactory evidence thereof.

        (k)    Additional Documents.    At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the issuance of the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

        (l)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuer and the Guarantors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7, 8 and 9 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Subsequent Offers and Resales of the Securities.

        (a)    Offer and Sale Procedures.    The Initial Purchasers, the Issuer and the Guarantors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)    Offers and Sales in the United States or to U.S. Persons only to Qualified Institutional Buyers and outside the United States only to Non-U.S. Persons.    The Securities have not been registered under the 1933 Act and, until so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except pursuant to an exemption from the registration requirements of the 1933 Act or pursuant to Regulation S. Accordingly, each offer or sale of Securities by the Initial Purchasers, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of Securities and the Closing Time (the "Distribution Compliance Period"), will be only (A) in accordance with Rule 903 of Regulation S, or (B) to purchasers that are reasonably believed to qualify as Qualified Institutional Buyers.

          (ii)    United Kingdom Selling Restrictions.    Each Initial Purchaser severally and not jointly represents and agrees that it (A) has not offered or sold and, prior to the expiration of the period of six months from the Closing Time, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (B) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and (C) has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

          (iii)    Sales Pursuant to Regulation S.    In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (A) the Initial Purchaser has and will comply with all applicable laws and regulations in each jurisdiction where it acquires, offers, sells or delivers Securities or has in its possession or distributes any Offering Memorandum or any such other material, in all cases, at its own expense, (B) such Initial Purchaser has not offered and sold the Securities, and will not offer and sell the Securities, (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act, (C) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S and (D) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

        Terms used in this Section 6(iii) have the meanings given to them by Regulation S.

          (iv)    Minimum Principal Amount.    No sale of the Securities to any Subsequent Purchaser shall be for less than $1,000 principal amount, and no Security will be issued in a smaller principal amount.

          (v)    No General Solicitation.    The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (vi)    Purchases by Non-Bank Fiduciaries.    In the case of a non-bank Subsequent Purchaser of a Security in the United States or who is a U.S. Person that is acting as a fiduciary for one or more third parties, each such third party shall, in the judgment of the Initial Purchasers, be a Qualified Institutional Buyer.

          (vii)    Subsequent Purchaser Notification.    The Initial Purchasers will take reasonable steps to inform persons acquiring Securities from the Initial Purchasers that the Securities (A) have not been and, except as provided under the terms of the Registration Rights Agreement, will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to the earlier of (x) the date when such Securities can be sold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (y) the date which is two years after the later of the original issuance date thereof and the last date on which the Issuer or the Guarantors or any "affiliate" of the Issuer or the Guarantors was the owner of such Securities (or any predecessor Securities), except (1) to the Issuer or the Parent Guarantor or any subsidiary thereof, (2) to the Initial Purchasers, (3) pursuant to a registration statement which has been declared effective under the 1933 Act, (4) as long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (5) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act ("Institutional Accredited Investor") for investment and not with a view to, or for offer or sale in connection with the distribution thereof within the meaning of the 1933 Act (no sale or transfer of Securities to any Institutional Accredited Investor shall be for less than $250,000 principal amount), (6) to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 or Regulation S or (7) pursuant to any other available exemption from the registration requirements of the 1933 Act.

          (viii)    Restrictions on Transfer.    The transfer restrictions and the other provisions set forth in the Officers' Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 3.1 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Issuer, the Guarantors and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer or the Guarantors for any losses, damages or liabilities suffered or incurred by the Issuer or the Guarantors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

          (ix)    Placement Completion Date.    Banc One on behalf of the Initial Purchasers will notify the Issuer and the Guarantors in writing as soon as possible, but in any event within five business days, after the Initial Purchasers have completed the placement of the Securities (the "Placement Completion Date").

        (b)    Covenants of the Issuer and the Guarantors.    The Issuer and the Guarantors, jointly and severally, covenant with the Initial Purchasers as follows:

          (i)    Inquiries.    In connection with the original distribution of the Securities, the Issuer and the Guarantors agree that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Issuer and the Guarantors and the Guarantors' subsidiaries. The Issuer and the Guarantors also agree to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Issuer and the Guarantors and the Guarantors' subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Final Offering Memorandum.

          (ii)    Integration.    Except following the effectiveness of the Registration Statement, the Issuer and the Guarantors agree that they will not and will cause their respective Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (A) the sale of the Securities by the Issuer to the Initial Purchasers, (B) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (C) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or Regulation S or otherwise.

          (iii)    Rule 144A Information.    The Issuer and the Guarantors agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities are "restricted securities" within the meaning of the 1933 Act, to make available, upon request, to any holder or owner of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Issuer or the Guarantors furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is referred to herein as "Additional Information").

          (iv)    Restriction on Repurchases.    Until the expiration of two years after the original issuance of the Securities, the Issuer and the Guarantors will not, and will cause their respective Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Issuer, the Guarantors or any Affiliate shall submit such Securities to the Trustee for cancellation.

        SECTION 7.    Indemnification.

        (a)    Indemnification of Initial Purchasers.    The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) or in any Additional Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer and the Guarantors; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantors by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto);

        (b)    Indemnification of Issuer, Guarantors, Directors and Officers.    Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuer, the Guarantors, their respective directors and officers, and each person, if any, who controls the Issuer or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuer or the Guarantors by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

        (c)    Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Banc One on behalf of the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer and the Guarantors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)    Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 8.    Contribution.    If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.

        The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and sold to a Subsequent Purchaser were sold to such Subsequent Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer and Guarantors, and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and the Guarantors. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 9.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of the Issuer or the Guarantors submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or controlling person, or by or on behalf of the Issuer or the Guarantors, and shall survive delivery of the Securities to the Initial Purchasers.

        SECTION 10.    Termination of Agreement.

        (a)    Termination; General.    The Initial Purchasers may terminate this Agreement, by notice to the Issuer and the Guarantors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Banc One on behalf of the Initial Purchasers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer or any Guarantor has been suspended or materially limited by the Commission or the Nasdaq Stock Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal, Nevada, New York or Washington authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7, 8 and 9 shall survive such termination and remain in full force and effect.

        SECTION 11.    Default by One or More of the Initial Purchasers.    If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

          (a)  if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations to purchase hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

          (b)  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

        No action taken pursuant to this Section 11 shall relieve any defaulting Initial Purchaser from liability in respect of its default under this Agreement.

        In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Issuer and the Guarantors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Banc One Capital Markets, Inc. 1 Bank One Plaza, Chicago, Illinois 60670, attention Investment Grade Securities; notices to the Issuer and the Guarantors shall be given to each of them at 6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737, attention President.

        SECTION 13.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuer and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign counterparts hereof.

Very truly yours,
CINTAS CORPORATION NO. 2 as Issuer
By:	/s/ ROBERT J. KOHLHEPP Name: Robert J. Kohlhepp Title: Chief Executive Officer
CINTAS CORPORATION as Parent Guarantor
By:	/s/ ROBERT J. KOHLHEPP Name: Robert J. Kohlhepp Title: Chief Executive Officer
Subsidiary Guarantors

AFFIRMED MEDICAL, INC.,
AMERICAN FIRST AID COMPANY,
CINTAS CORPORATION NO. 3,
CINTAS CORP. NO. 8, INC.,
CINTAS CORP. NO. 15, INC.,
CINTAS FIRST AID HOLDINGS CORPORATION, LLT, INC.,
RESPOND INDUSTRIES, INCORPORATED,
XPECT FIRST AID CORPORATION

By:	/s/ ROBERT J. KOHLHEPP Name: Robert J. Kohlhepp Title: Chief Executive Officer
CINTAS—RUS, L.P.
By:	CINTAS CORP. NO. 8, INC., its General Partner
By:	/s/ ROBERT J. KOHLHEPP Name: Robert J. Kohlhepp Title: Chief Executive Officer

S-1

CONFIRMED AND ACCEPTED, as of the date first above written:

BANC ONE CAPITAL MARKETS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
WILLIAM BLAIR & COMPANY, L.L.C.
MCDONALD INVESTMENTS INC.
U.S. BANCORP PIPER JAFFRAY INC.
FIRST UNION SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED
By:	BANC ONE CAPITAL MARKETS, INC.
By:	/s/ ROBERT NORDLINGER Name: Robert Nordlinger Title: Director
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ BRIT BARTTER Name: Britt Barter Title: Managing Director
Acting severally on behalf of themselves and as representatives of the Initial Purchasers named above.

S-2

Schedule 1

Initial Purchaser	Principal Amount of 5.125% Notes due 2007		Principal Amount of 6% Notes due 2012
Banc One Capital Markets, Inc.	$81,000,000		$81,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	81,000,000		81,000,000
Lehman Brothers Inc.	22,500,000		22,500,000
William Blair & Company, L.L.C	9,000,000		9,000,000
McDonald Investments Inc	9,000,000		9,000,000
U.S. Bancorp Piper Jaffray Inc.	9,000,000	]	9,000,000
First Union Securities, Inc.	9,000,000		9,000,000
Morgan Stanley & Co. Incorporated	4,500,000	]	4,500,000

Total	$225,000,000		$225,000,000

        1.    The initial offering price of the Notes due 2007 and the Notes due 2012 shall be 99.655% and 99.340%, respectively, of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2.    The purchase price to be paid by the Initial Purchasers for the Notes due 2007 and the Notes due 2012 shall be 99.055% and 98.690%, respectively, of the principal amount thereof.

        3.    The interest rate on the Notes due 2007 and the Notes due 2012 shall be 5.125% and 6%, respectively, per annum.

Sch 1-1

Schedule 2

Parent Guarantor's non-Guarantor Significant Subsidiaries

None.

Sch 2-1

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

[TO FOLLOW]

Exh-A-1

Exhibit B

FORM OF OPINION KEATING, MUETHING & KLEKAMP, P.L.L.

[TO FOLLOW]

Exh-B-1

QuickLinks

  Exhibit 10.16
TABLE OF CONTENTS
Schedule 1
Schedule 2
  Exhibit A
  Exhibit B
FORM OF OPINION KEATING, MUETHING & KLEKAMP, P.L.L. [TO FOLLOW]